UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 17, 2012 (September 13, 2012)

PVR Partners, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-16735	23-3087517
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Five Radnor Corporate Center, Suite 500

100 Matsonford Road, Radnor, Pennsylvania 19087

(Address of principal executive office) (Zip Code)

(610) 975-8200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 13, 2012, James R. Montague, a director of PVR GP, LLC (the “Company”), the general partner of PVR Partners, L.P. (the “Partnership”), notified the Chairman of the Company’s Board of Directors of his decision to resign, effective September 14, 2012, as a director of the Company. Mr. Montague’s resignation was not the result of any disagreement relating to the operations, policies or practices of either the Company or the Partnership.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

17.1.	Resignation letter, dated September 13, 2012, from James R. Montague

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 17, 2012

PVR Partners, L.P.

By:	PVR GP, LLC
its general partner

By:	/s/ Bruce D. Davis, Jr.
Bruce D. Davis, Jr.
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

(d) Exhibits

17.1.	Resignation letter, dated September 13, 2012, from James R. Montague